Exhibit 7.05

AGREEMENT OF JOINT FILING

The parties listed below agree that the Amendment No. 1 to the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:	August 17, 2015

Bain Capital Fund VIII, LLC

By:	Bain Capital Fund VIII, L.P.,
its sole member

By:	Bain Capital Partners VIII, L.P.,
its general partner

By:	Bain Capital Investors, LLC,
its general partner

Bain Capital VIII Coinvestment Fund, LLC

By:	Bain Capital VIII Coinvestment Fund, L.P.,
its sole member

By:	Bain Capital Partners VIII, L.P.,
its general partner

By:	Bain Capital Investors, LLC,
its general partner

BCIP Associates - G

By:	Bain Capital Investors, LLC,
its managing partner

BCIP Associates III, LLC

By:	BCIP Associates III,
its manager

By:	Bain Capital Investors, LLC,
its managing partner

BCIP T Associates III, LLC

By:	BCIP Trust Associates III,
its manager

By:	Bain Capital Investors, LLC,
its managing partner

BCIP Associates III-B, LLC

By:	BCIP Associates III-B,
its manager

By:	Bain Capital Investors, LLC,
its managing partner

BCIP T Associates III-B, LLC

By:	BCIP Trust Associates III-B,
its manager

By:	Bain Capital Investors, LLC,
its managing partner

Bain Capital (CR) L.P.

By:	Bain Capital Investors, LLC,
its general partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Managing Director

RGIP, LP

By:	RGIP GP, LLC,
its general partner

By:	/s/ Ann L. Milner
Name:	Ann L. Milner
Title:	Managing Member